EXHIBIT 10.2
ACKNOWLEDGEMENT AND REAFFIRMATION

OF

LOAN AND SECURITY AGREEMENT

THIS ACKNOWLEDGEMENT AND REAFFIRMATION OF LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into this 9th day of November, 2009, by and between Silicon Valley Bank (“Bank”) and Betawave Corporation, a Delaware corporation (“Betawave-DE”) whose address is 706 Mission Street, 10th Floor, San Francisco, CA 94103.

RECITALS

A.           Bank and Betawave Corporation a Nevada Corporation (“Betawave-NV”), have entered into that certain Loan and Security Agreement, dated as of March 27, 2009, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Betawave-NV, dated as of July 31, 2009, and as further amended by that certain Second Amendment to Loan and Security Agreement by and between Bank and Betawave-NV, dated as of August 14, 2009 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).  Bank has extended credit to Betawave-NV for the purposes permitted in the Loan Agreement.

B.           Betawave-NV has filed articles of conversion with the State of Nevada and has filed a certificate of conversion, a certificate of incorporation and a certificate of designations with the State of Delaware.  The sole purpose of the conversion is to reincorporate into a Delaware corporation (the “Reincorporation”).

C.           The Loan Agreement permits the Reincorporation with at least 30 days prior written notice.  Bank has received such prior written notice and now requires Betawave-DE to acknowledge and reaffirm its liability for the Obligations under the Loan Agreement, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2. Acknowledgement and Reaffirmation.  Betawave-DE hereby acknowledges and confirms that pursuant to Section 265 of the Delaware General Corporation Law: (i) Betawave-NV was converted into Betawave-DE, with Betawave-DE being deemed the same legal entity as Betawave-NV, and (ii) such conversion did not affect any obligations or liabilities of Betawave-NV, or any liens against any of Betawave-NV’s assets.  Accordingly, Betawave-DE hereby acknowledges and reaffirms that it is the Borrower under the Loan Documents and that it is obligated to, and agrees to, pay and perform when due all present and future Obligations under, based upon, or arising out of the Loan Documents and instruments and agreements relating thereto.  Betawave-DE agrees to honor, perform and comply with, in all respects, all terms and provisions of all of the Loan Documents.  All references in the Loan Documents to “Borrower” shall be deemed to refer to the Betawave-DE from and after the date hereof.

Betawave-DE acknowledges that the Obligations are due and owing to Bank from Betawave-DE, without any defense, offset or counterclaim of any kind or nature whatsoever.

Bank hereby acknowledges the Reincorporation.  The Reincorporation shall not, in and of itself, be deemed an Event of Default under the Loan Agreement.  Bank’s acknowledgement of the Reincorporation shall in no way be deemed a consent to future transactions not permitted under the Loan Agreement.

3. Limitation of Bank Acknowledgement.

3.1 Bank’s acknowledgement set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties.  To induce Bank to enter into this Agreement, Betawave-DE, as Borrower, hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing, other than the Event of Default described in, and waived pursuant to, the Waiver and Third Amendment to Loan and Security Agreement, dated as of the date hereof, between Bank and Borrower;

4.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

4.3 The organizational documents of Betawave-DE delivered to Bank immediately prior to the execution of this Agreement (the “Organizational Documents”) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of the Obligations, have been duly authorized by all necessary action on the part of Borrower;

4.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of the Obligations, do not and will not contravene do not and will not contravene (a) any Requirement of Law, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the Organizational Documents;

4.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of the Obligations, do not require any Governmental Approval from any Governmental Authority (except for Governmental Approvals which have already been obtained and are in full force and effect); and

4.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness.  This Agreement shall be deemed effective upon the due execution and delivery to Bank of this Agreement by each party hereto and shall be deemed effective as of October 6, 2009.

7. Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK Silicon Valley Bank By: /s/ Mike Meier Name: Mike Meier Title: Relationship Manager	BORROWER Betawave Corporation, a Delaware corporation By: /s/ David Lorie Name: David Lorie Title: Secretary and General Counsel